Exhibit 99
CONVERGYS NEWS RELEASE

Convergys Reports Second Quarter Results

(Cincinnati; August 7, 2018) -- Convergys Corporation (NYSE: CVG), a global leader in customer experience outsourcing, today announced its financial results for the second quarter of 2018.

In the second quarter, Convergys announced that it had entered into a definitive agreement under which SYNNEX Corporation (NYSE: SNX) (“SYNNEX”) will acquire the Company in a cash and stock transaction. Under the terms of the agreement, Convergys shareholders will receive $13.25 per share in cash and 0.1193 shares of SYNNEX common stock for each Convergys common share they own, subject to a collar as described in the merger agreement. The transaction, which is subject to customary closing conditions, including the approval of the shareholders of both companies and the receipt of regulatory approvals, is expected to close by the end of 2018.

Second Quarter Summary

•	Revenue of $649 million, down 5 percent as reported and down 7 percent on a constant currency basis compared with prior year;

•	GAAP operating income was $24 million, compared with $49 million in the prior year; adjusted operating income was $50 million, compared with $58 million in the prior year;

•	GAAP net income was $14 million, compared with $40 million in the prior year; adjusted net income was $36 million, compared with $46 million in the prior year;

•	Adjusted EBITDA of $74 million, compared with $86 million in the prior year;

•	GAAP EPS of $0.14, compared with $0.40 in prior year; adjusted EPS of $0.36, compared with $0.46 in prior year;

•	Operating cash flow of $59 million, adjusted free cash flow of $52 million;

•	$20 million capital returned to shareholders via share repurchase and dividend.

“We delivered revenue, earnings, and cash flow in the second quarter consistent with our full-year expectations,” said Andrea Ayers, president and CEO. “Revenue decreases narrowed with our largest clients in the communications and technology industries, growth accelerated in the retail vertical, and we experienced strong new business signings that we expect to deliver $163 million in 2019 revenue. During the quarter, we took more actions to rationalize capacity and better align costs to revenues. Based on our solid execution year to date, we continue to anticipate sequential revenue growth and margin expansion in the third quarter and fourth quarter.”

Ayers continued, “We expect the sale to SYNNEX to create value for our shareholders, enhance capabilities for our clients, and expand opportunities for our employees. Integration planning has begun for the combination with Concentrix to create a premier global customer engagement services company driven by incredible talent, world-class delivery, and leading edge analytics and technology, and we look forward to a seamless transition.”

Second Quarter Results

Revenue - Revenue was $649 million including $12 million foreign currency benefit, a 5 percent decrease as reported and 7 percent decrease on a constant currency basis, compared with $687 million in the same period last year.

Operating Income - GAAP operating income was $24 million, compared with $49 million in the same period last year. Excluding certain discrete impacts discussed below, adjusted operating income was $50 million, compared with $58 million in the same period last year.

GAAP operating margin was 3.7 percent, compared with 7.1 percent in the same period last year. Adjusted operating margin was 7.7 percent, compared with 8.5 percent in the same period last year.

Adjusted EBITDA - Adjusted EBITDA was $74 million, compared with $86 million in the same period last year. Adjusted EBITDA excludes certain discrete impacts discussed below.

Adjusted EBITDA margin was 11.3 percent, compared with 12.5 percent in the same period last year.

Net Income - GAAP net income was $14 million, or $0.14 per diluted share, compared with $40 million, or $0.40 per diluted share, in the same period last year. Excluding certain discrete impacts discussed below, adjusted net income was $36 million, or $0.36 per diluted share, compared with $46 million, or $0.46 per diluted share, in the same period last year.

Share Repurchase - Convergys repurchased 0.5 million shares in the second quarter at a cost of $11 million. At June 30, 2018, the remaining authorization to purchase outstanding shares was $35 million. Convergys has suspended the share repurchase program prior to the closing of the transaction with SYNNEX or the termination of the merger agreement.

Quarterly Dividend - Convergys paid a $0.11 per share quarterly dividend in July to holders of record at the close of business on June 22, 2018. Convergys expects to continue to pay quarterly dividends until the closing of the transaction with SYNNEX. The timing of any such dividend for the third quarter of 2018 will be announced at a later date.

Cash Flow - Operating cash flow was $59 million, compared with $90 million in the same period last year. Adjusted free cash flow was $52 million, compared with $72 million in the same period last year.

Net Debt - At June 30, 2018, cash and short-term investments were $64 million, and long-term debt was $120 million. Net debt totaled $56 million at June 30, 2018, compared with $81 million at March 31, 2018, and $115 million at the end of the second quarter last year.

Discrete Impacts - GAAP second-quarter 2018 results include $10 million costs related to the SYNNEX transaction, $7 million facility exit costs related to discrete actions to streamline the business, $6 million amortization expense for acquired intangible assets, and $2 million CEO transition costs. Prior year second-quarter 2017 GAAP results included $7 million amortization expense for acquired intangible assets, $1 million depreciation expense related to the fair value write-up of acquired property and equipment, and $1 million integration expenses.

Reconciliation tables of GAAP to non-GAAP results are attached.

Forward-Looking Statements Disclosure and "Safe Harbor" Note

This news release contains statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Forward looking statements may be identified by words such as "will," "expect," "estimate," "think," "forecast," "guidance,” "outlook," "plan," "lead," "project" or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: (i) risks related to the satisfaction of the conditions to closing the transaction with SYNNEX (including the failure to obtain necessary regulatory and shareholder approvals) in the anticipated timeframe or at all; (ii) risks related to the ability to realize the anticipated benefits of the transaction with SYNNEX, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; (iii) the risk that the businesses will not be integrated successfully; (iv) disruption from the transaction making it more difficult to maintain business, contractual and operational relationships; (v) the unfavorable outcome of any legal proceedings that have been or may be instituted against SYNNEX, Convergys or the combined company; (vi) negative effects of the announcement of the transaction or the consummation of the proposed transaction on the market price of our common shares or SYNNEX common stock, and on our and SYNNEX’s operating results; (vii) significant transaction costs, fees, expenses and charges; (viii) the risk of litigation and/or regulatory actions related to the proposed transaction; (ix) the loss of a significant client or significant business from a client; (x) the future financial performance or outsourcing trends of our largest clients and the major industries that we serve, including continued volatility in volumes with certain of our largest communications and technology clients; (xi) contractual provisions that may limit our profitability or enable our clients to reduce or terminate services; (xii) our inability to protect proprietary or personally identifiable data against unauthorized access or unintended release; (xiii) the effects of complying with the European Union’s General Data Protection Regulation, the Philippines’ Data Privacy Act and other jurisdiction-specific data privacy requirements, including increased expenses, operational and contractual changes, and diversion of resources; (xiv) our inability to maintain and upgrade our technology and network equipment in a timely and cost effective manner; (xv) business and political risks related to our global operations, including ongoing political developments in the Philippines, uncertainty regarding the impact of Britain’s vote to leave the European Union (Brexit) or other similar actions by European Union member states, and economic weakness and operational disruption as a result of natural events, political unrest, war, terrorist attacks or other civil disruption; (xvi) the effects of foreign currency exchange rate fluctuations; (xvii) the failure to establish appropriate tax provisions for uncertain future tax liabilities, changes in tax law, regulations or regulatory guidance that increase our future tax liabilities, including regulations implementing the Tax Cuts and Jobs Act, or the unfavorable resolution of tax contingencies; (xviii) adverse effects of regulatory requirements or changes thereto, investigative and legal actions, and other commitments and contingencies; (xix) costs associated with conversions of our convertible debentures that may occur from time to time; (xx) our inability to effectively manage our contact center capacity or attract and retain employees at competitive wages; and (xxi) those factors contained in our periodic reports filed with the SEC, including in the "Risk Factors" section of our most recent Annual Report on Form 10-K. The forward-looking information in this document is given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the investor relations page of our web site at www.convergys.com.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G; pursuant to the requirements of this regulation, reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables. To assess the underlying operational performance of the continuing operations of the business for the quarter and to have a basis to compare underlying operating results to prior and future periods, management uses operating income, net income, and diluted earnings per share metrics excluding certain non-operational or restructuring-related activities.

These items are relevant in evaluating the overall performance of the business. Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, net income , and diluted earnings per share, in each case excluding the items above, and constant currency revenue growth, as well as the GAAP measures, operating income, net income, diluted earnings per share and revenue growth, in its evaluation of performance.

The Company presents the non-GAAP financial measure constant currency revenue growth because management uses this measure to assess underlying revenue trends by providing revenue growth between periods on a consistent basis. Constant currency revenue growth is determined by using the comparable prior year period’s currency exchange rates to translate current period revenue from local currencies. The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry.

Management uses the non-GAAP metrics free cash flow and adjusted free cash flow to assess the financial performance of the Company. Convergys' management believes that free cash flow and adjusted free cash flow are useful to investors because they present the operating cash flow of the Company, excluding the capital that is spent to continue and improve business operations, such as investment in the Company's existing business. Further, free cash flow and adjusted free cash flow provide an indication of the ongoing cash that is available for debt repayment, returning capital to shareholders and other opportunities. Management also believes the presentation of these measures enhances investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry. Limitations associated with the use of free cash flow and adjusted free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by utilizing the non-GAAP measures, free cash flow and adjusted free cash flow, and the GAAP measure, cash flow from operating activities, in its evaluation of performance.

These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. The non-GAAP financial information that we provide may be different from that provided by our competitors or other companies.

Webcast Presentation

Due to the pending transaction with SYNNEX, Convergys will not hold a webcast presentation to discuss its quarterly results.

About Convergys

Convergys delivers consistent, quality customer experiences in 58 languages around the globe. We partner with our clients to improve customer loyalty, reduce costs, and generate revenue through an extensive portfolio of capabilities, including customer care, analytics, tech support, collections, home agent, and end-to-end selling. We are committed to delighting our clients and their customers, delivering value to our shareholders, and creating opportunities for our talented, caring employees in 33 countries around the world.

Visit www.convergys.com to learn more.

Additional Information and Where to Find It

In connection with the proposed transaction between SYNNEX and Convergys, SYNNEX and Convergys will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a SYNNEX registration statement on Form S-4 that will include a joint proxy statement of SYNNEX and Convergys that also constitutes a prospectus of SYNNEX, and a definitive joint proxy statement/prospectus will be mailed to stockholders of SYNNEX and shareholders of Convergys. INVESTORS AND SECURITY HOLDERS OF SYNNEX and CONVERGYS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by SYNNEX or Convergys through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by SYNNEX will be available free of charge within the Investors section of SYNNEX’s website at http://ir.synnex.com or by contacting SYNNEX’s Investor Relations Department at 510-668-8436. Copies of the documents filed with the SEC by Convergys will be available free of charge on Convergys’s website at http://investor.convergys.com/ or by contacting Convergys’s Investor Relations Department at (513) 723-7768.

No Offer or Solicitation

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in Solicitation

SYNNEX, Convergys, and their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of SYNNEX is set forth in its Annual Report on Form 10-K for the year ended November 30, 2017, which was filed with the SEC on January 26, 2018, and its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on February 22, 2018. Information about the directors and executive officers of Convergys is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 21, 2018, and its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 16, 2018. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.

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(Convergys and the Convergys logo are registered trademarks of Convergys Corporation).

Contacts

David Stein, Investor Relations
+1 513 723 7768 or investor@convergys.com

Krista Boyle, Public/Media Relations
+1 513 723 2061 or krista.boyle@convergys.com

CONVERGYS CORPORATION
Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
(Amounts in millions except per share amounts)	2018	2017	Change	2018	2017	Change
Revenues:
Communications	$277.2	$323.0	(14)%	$564.4	$659.8	(14)%
Technology	141.9	146.0	(3)%	290.8	302.5	(4)%
Retail	76.8	63.9	20%	153.2	130.3	18%
Financial Services	70.6	71.6	(1)%	145.4	149.6	(3)%
Healthcare	45.0	43.2	4%	96.4	94.6	2%
Other	37.9	39.1	(3)%	73.4	77.6	(5)%
Total Revenues	$649.4	$686.8	(5)%	$1,323.6	$1,414.4	(6)%
Costs and Expenses:
Cost of providing services and products sold	407.8	426.7	(4)%	825.5	876.9	(6)%
Selling, general and administrative	169.3	174.1	(3)%	341.7	351.6	(3)%
Depreciation	22.0	27.1	(19)%	45.8	54.5	(16)%
Amortization	6.1	7.3	(16)%	13.1	14.5	(10)%
Restructuring charges	9.9	1.7	NM	28.8	16.7	72%
Transaction and integration costs	10.2	1.1	NM	10.2	2.6	NM
Total Costs and Expenses	625.3	638.0	(2)%	1,265.1	1,316.8	(4)%
Operating Income	24.1	48.8	(51)%	58.5	97.6	(40)%
Other income, net	2.0	1.6	25%	1.5	2.9	(48)%
Interest expense	(4.1)	(4.3)	(5)%	(8.6)	(9.6)	(10)%
Income before Income Taxes	22.0	46.1	(52)%	51.4	90.9	(43)%
Income tax expense	8.1	6.3	29%	7.7	13.2	(42)%
Net Income	$13.9	$39.8	(65)%	$43.7	$77.7	(44)%

Basic Earnings per Common Share	$0.15	$0.42		$0.48	$0.83

Diluted Earnings per Common Share	$0.14	$0.40		$0.44	$0.77

Weighted Average Common Shares Outstanding:
Basic	91.2	93.7		91.4	94.0
Diluted	97.9	100.1		98.3	100.6

Market Price Per Share
High	$26.72	$25.00		$26.72	$26.60
Low	$21.58	$20.60		$21.13	$20.15
Close	$24.44	$23.78		$24.44	$23.78

CONVERGYS CORPORATION
Reconciliation of GAAP Revenue Growth to non-GAAP Constant Currency Revenue Growth
(In Millions Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$649.4	$686.8	$1,323.6	$1,414.4
Revenue growth, as reported under U.S. GAAP	(5.4)%	(0.8)%	(6.4)%	—%
Foreign exchange impact (a)	(1.8)%	1.0%	(2.2)%	1.0%
Constant currency revenue growth (a non-GAAP measure)	(7.2)%	0.2%	(8.6)%	1.0%

CONVERGYS CORPORATION
Reconciliation of GAAP EPS to non-GAAP EPS
(In Millions Except Per Share Amounts)

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2018	2017	Change	2018	2017	Change
Operating Income as reported under U.S. GAAP	$24.1	$48.8	(51)%	$58.5	$97.6	(40)%
Operating Margin	3.7%	7.1%		4.4%	6.9%
Depreciation of property & equipment write-up (b)	0.4	0.9		1.0	1.9
Amortization of acquired intangible assets (c)	6.1	7.3		13.1	14.5
Company-wide restructuring (d)	7.4	—		18.1	12.8
CEO transition costs (e)	1.7	—		9.0	—
Transaction related expenses (f)	10.2	—		10.2	—
Integration related expenses (g)	—	1.1		—	2.6
Total Charges	25.8	9.3		51.4	31.8
Adjusted Operating Income (a non-GAAP measure)	$49.9	$58.1	(14)%	$109.9	$129.4	(15)%
Adjusted Operating Margin	7.7%	8.5%		8.3%	9.1%
Income before Income Tax as reported under U.S. GAAP	$22.0	$46.1	(52)%	$51.4	$90.9	(43)%
Total operating charges from above	25.8	9.3		51.4	31.8
Adjusted Income before Income Taxes (a non-GAAP measure)	$47.8	$55.4	(14)%	$102.8	$122.7	(16)%
Net Income as reported under U.S. GAAP	$13.9	$39.8	(65)%	$43.7	$77.7	(44)%
Total operating charges from above	25.8	9.3		51.4	31.8
Income tax impact from total operating charges	(4.0)	(3.0)		(10.4)	(11.3)
Release of uncertain tax positions (h)	—	—		(8.6)	—
Adjusted Net Income (a non-GAAP measure)	$35.7	$46.1	(23)%	$76.1	$98.2	(23)%
Diluted EPS as reported under U.S. GAAP	$0.14	$0.40	(65)%	$0.44	$0.77	(43)%
Net impact of total charges	0.22	0.06		0.33	0.21
Adjusted Diluted EPS (a non-GAAP measure)	$0.36	$0.46	(22)%	$0.77	$0.98	(21)%

(a) Changes in currency exchange rates resulted in increases or decreases in revenues primarily due to the weakening or strengthening U.S. dollar relative to the euro, British pound, Australian dollar and Canadian dollar.

(b) The Company recorded depreciation expense resulting from the fair value write-up of property and equipment acquired through business combinations of $0.4 and $1.0, respectively, for the three months and six months ended June 30, 2018 compared to $0.9 and $1.9 in the same periods in the prior year.

(c) The Company recorded amortization expense related to acquired intangible assets of $6.1 and $13.1, respectively, for the three months and six months ended June 30, 2018 compared to $7.3 and $14.5 in the same periods in the prior year.

(d) The Company recorded restructuring charges of $7.4 and $18.1, respectively, for the three and six months ended June 30, 2018, related to company-wide initiatives to consolidate certain contact centers and reduce headcount to streamline the Company’s operations. The Company recorded restructuring charges of $12.8 for the three months ended March 31, 2017, associated with a company-wide initiative to reduce headcount and better align the Company’s resources, principally for corporate functions.

(e) During the three and six months ended June 30, 2018, the Company recorded CEO transition costs of $1.7 and $9.0, respectively.

(f) During the three and six months ended June 30, 2018, the Company recorded transaction expenses of $10.2 related to the pending transaction with SYNNEX Corporation. These expense primarily relate to fees paid for third-party consulting services.

(g) The Company recorded integration expenses associated with Convergys' integration of the acquired Stream and buw operations of $1.1 and $2.6 for the three and six months ended June 30, 2017. These expenses were primarily related to third-party consulting services and severance expense.

(h) During the six months ended June 30, 2018, the Company recorded a net tax benefit of $8.6 resulting from the favorable resolution of certain tax audits.

Management uses constant currency revenue growth to assess underlying revenue trends by providing revenue growth between periods on a consistent basis. Constant currency revenue growth is determined by using the comparable prior year period's currency exchange rates to translate current period revenue from local currencies. Management uses operating income, income from continuing operations, net of tax and earnings per share from continuing operations excluding the above items to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, constant currency revenue growth, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, revenue growth, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance.

CONVERGYS CORPORATION
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
(In millions)	2018	2017	Change	2018	2017	Change
Net Income	$13.9	$39.8	(65)%	$43.7	$77.7	(44)%
Depreciation and Amortization	28.1	34.4	(18)%	58.9	69.0	(15)%
Interest expense	4.1	4.3	(5)%	8.6	9.6	(10)%
Income tax expense	8.1	6.3	29%	7.7	13.2	(42)%
EBITDA (a non-GAAP measure)	$54.2	$84.8	(36)%	$118.9	$169.5	(30)%
Company-wide restructuring	7.4	—	100%	18.1	12.8	41%
CEO transition costs	1.7	—	100%	9.0	—	100%
Transaction related expenses	10.2	—	100%	10.2	—	100%
Integration related expenses	—	1.1	(100)%	—	2.6	(100)%
Adjusted EBITDA (a non-GAAP measure)	$73.5	$85.9	(14)%	$156.2	$184.9	(16)%
EBITDA Margin	8.3%	12.3%		9.0%	12.0%
Adjusted EBITDA Margin	11.3%	12.5%		11.8%	13.1%

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures enhances the investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry.

These non-GAAP measures should not be considered in isolation or as a substitute for income from continuing operations, net of tax or other income statement data prepared in accordance with GAAP and our presentation of these measures may not be comparable to similarly-titled measures used by other companies. Management uses both these non-GAAP measures and the GAAP measure, income from continuing operations, net of tax, in evaluation of its underlying performance. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION
Consolidated Balance Sheets

	(Unaudited)
	June 30, 2018	December 31, 2017
(In millions)
Assets
Cash and cash equivalents	$51.5	$193.7
Short-term investments	12.4	13.5
Receivables, net of allowances	547.1	567.2
Other current assets	94.9	83.3
Property and equipment, net	226.2	260.0
Other assets	1,272.6	1,297.0
Total Asset	$2,204.7	$2,414.7

Liabilities and Shareholders' Equity
Debt and capital lease obligations maturing within one year	$0.4	$0.9
Other current liabilities	317.2	322.1
Other liabilities	358.9	386.8
Long-term debt and capital lease obligations	119.5	267.7
Convertible debentures conversion feature	58.4	59.5
Shareholders' equity	1,350.3	1,377.7
Total Liabilities and Shareholders' Equity	$2,204.7	$2,414.7

CONVERGYS CORPORATION
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2018	2017	2018	2017
Net cash provided by operating activities	$58.7	$89.5	$71.3	$122.4
Capital expenditures	(11.8)	(19.0)	(17.6)	(27.9)
Free Cash Flow (a non-GAAP measure)	$46.9	$70.5	$53.7	$94.5
Non-U.S. tax paid related to repatriation of non-U.S. cash as of December 31, 2017 (a)	4.7	—	14.4	—
Acquisition - cash paid for transaction and integration related expenses (b)	0.1	1.1	0.1	2.8
Adjusted Free Cash Flow (a non-GAAP measure)	$51.7	$71.6	$68.2	$97.3

(a) Cash payments associated with non-U.S. withholding taxes resulting from the Company's repatriation of certain non-U.S. cash balances accumulated as of December 31, 2017.

(b) Payments associated with investment activity for acquisition related items.

Management uses free cash flow and adjusted free cash flow to assess the financial performance of the Company. Convergys' Management believes that free cash flow and adjusted free cash flow are useful to investors because they present the operating cash flow of the Company, excluding capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow and adjusted free cash flow provide an indication of the ongoing cash that is available for debt repayment, returning capital to shareholders and other investment opportunities. Management also believes the presentation of these measures will enhance the investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry.

Limitations associated with the use of free cash flow and adjusted free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments, including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measures, free cash flow and adjusted free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION
Summarized Statement of Cash Flow
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2018	2017	2018	2017
Net cash provided by operating activities	$58.7	$89.5	$71.3	$122.4
Net cash used in investing activities	(11.8)	(18.3)	(17.6)	(27.2)
Net cash used in by financing activities	(181.7)	(85.6)	(195.9)	(71.3)
Net (decrease) increase in cash	($134.8)	($14.4)	($142.2)	$23.9